SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 19, 2009

HANCOCK HOLDING COMPANY
 (Exact name of registrant as specified in its charter)

Mississippi	0-13089	64-0169065
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Hancock Plaza, 2510 14th Street,
Gulfport, Mississippi 39501
(Address of principal executive offices) (Zip code)

(228) 868-4000
(Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.  On October 19, 2009, Hancock Holding Company issued a press release announcing that it has commenced an underwritten public offering of approximately $150 million of its Common Stock. The underwriters will be granted an option to purchase up to an additional 15% of the shares sold to cover over-allotments, if any. The offering will be made pursuant to a prospectus supplement filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3.  The press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release issued by Hancock Holding Company dated October 19, 2009, headed "Hancock Holding Company announces public offering of common stock.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 19, 2009

HANCOCK HOLDING COMPANY
(Registrant)

		By:	/s/ Paul D. Guichet
Paul D. Guichet
Vice President
Investor Relations